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                                                                  EXHIBIT 10.53

                      BRIGHTSTAR CORP AMENDED AND RESTATED
                            2004 STOCK INCENTIVE PLAN

                                   ARTICLE I.

                        PURPOSE AND ADOPTION OF THE PLAN

      1.1. PURPOSE. The purpose of the Brightstar Corp 2004 Amended and Restated Stock Incentive Plan (the "Plan") is to assist in attracting and retaining senior management, key employees, directors and selected consultants, to act as an incentive in motivating senior management, key employees, directors and selected consultants of Brightstar Corp and its subsidiaries and affiliates to achieve long-term corporate objectives and to align the interests of such senior management, key employees, directors and selected consultants closely with those of the Company's shareholders.

      1.2. ADOPTION AND TERM. The Plan has been approved by the Board of Directors (the "Board") and the shareholders of Brightstar Corp (the "Company"), to be effective as of July __, 2004 (the "Effective Date"). The Plan shall remain in effect until terminated by action of the Board; provided, however, that no Awards may be granted hereunder after the tenth anniversary of the Effective Date and the provisions of Articles VII and VIII with respect to performance-based awards to "covered employees" under Section 162(m) of the Code (as defined below) shall expire as of the fifth anniversary of the Effective Date unless the Company's shareholders reapprove the Performance Goals prior to such date.

                                   ARTICLE II.

                                   DEFINITIONS

For the purposes of this Plan, capitalized terms shall have the following meanings:

      2.1. "AWARD" means any grant to a Participant of one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Article VI, Stock Appreciation Rights described in Article VI, Restricted Shares and Restricted Units described in Article VII and Performance Awards described in
Article VIII.

      2.2. "AWARD AGREEMENT" means a written agreement between the Company and a Participant or a written notice from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

      2.3. "AWARD PERIOD" means, with respect to an Award, the period of time set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

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      2.4.  "BENEFICIARY" means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company or by operation of law, succeeds to the rights and obligations of the Participant under the Plan and an Award Agreement upon the Participant's death.

      2.5.  "BOARD" means the Board of Directors of the Company.

      2.6. "CHANGE IN CONTROL" means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

            (a)   Prior to the occurrence of an IPO of the Company's securities:

                  (i) the consummation of any transaction where Marcelo Claure and David Peterson and their successors and assigns or any corporation, partnership, trust or other entity controlled by any of the foregoing (collectively, the "Primary Shareholders") dispose of fifty percent (50%) or more of the Company Voting Securities then beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by the Primary Shareholders; or

                  (ii) the consummation of a complete liquidation or dissolution of the Company.

            (b) Following the occurrence of an IPO of the Company's securities:

                  (i) The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
      Act) of a number of Company Voting Securities in excess of 25% of the Company Voting Securities unless such acquisition has been approved by the Board;

                  (ii) Any election has occurred of persons to the Board that causes two-thirds of the Board to consist of persons other than (A) persons who were members of the Board on the Effective Date and (B) persons who were nominated for elections as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on the Effective Date, provided, however, that any person nominated for election by a Board at least two-thirds of whom constituted persons described in clauses (A) and/or (B) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (A);

                  (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such

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      reorganization, merger or consolidation beneficially own, directly or indirectly, more than seventy five percent (75%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Company Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be; or

                  (iv) Approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) a sale or other disposition of all or substantially all the assets of the Company.

      2.7. "CODE" means the Internal Revenue Code of 1986, as amended. References to a section of the Code include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

      2.8.  "COMMITTEE" means the Committee defined in Section 3.1.

      2.9. "COMPANY" means Brightstar Corp, a Delaware corporation, and its successors and assigns and includes its subsidiaries and affiliates.

      2.10. "COMMON STOCK" means shares of common stock, no par value, of the Company.

      2.11. "COMPANY VOTING SECURITIES" means the combined voting power of all outstanding securities of the Company entitled to vote generally in the election of directors of the Company.

      2.12. "DATE OF GRANT" means the date designated by the Board as the date it grants an Award, which shall not be earlier than the date on which the Board approves the granting of such Award.

      2.13. "DISABILITY" means a total and permanent disability such that, due to physical or mental illness, injury or disease, a Participant is unable to perform any services for the Company and, in the opinion of a qualified physician designated by the Board, such disability will be permanent and continuous during the remainder of the Participant's life.

      2.14. "EFFECTIVE DATE" shall have the meaning given to such term in
Section 1.2.

      2.15. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      2.16. "EXERCISE PRICE" means, with respect to a Stock Appreciation Right, the amount established by the Board in the related Award Agreement as the amount to be subtracted from the Fair Market Value on the date of exercise in order to determine the

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amount of the payment to be made to the Participant, as further described in
Section 6.2(b).

      2.17. "FAIR MARKET VALUE" means, as of any applicable date: (i) if the Common Stock is listed on a national securities exchange or is authorized for quotation on The Nasdaq National Market System ("NMS"), the closing price, regular way, of the Common Stock on such exchange or NMS, as the case may be, on such date or if no sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was such a reported sale; or (ii) if the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NMS, the closing bid price as reported by The Nasdaq SmallCap Market on such date, or if no such price shall have been reported for such date, on the next preceding date for which such price was so reported; or
(iii) if the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NMS or The Nasdaq SmallCap Market (if applicable), the last reported bid price published in the "pink sheets" or displayed on the National Association of Securities Dealers, Inc. ("NASD") Electronic Bulletin Board, as the case may be; or (iv) if the Common Stock is not listed for trading on a national securities exchange, is not authorized for quotation on NMS or The Nasdaq SmallCap Market and is not published in the "pink sheets" or displayed on the NASD Electronic Bulletin Board, the fair market value of the Common Stock as determined in good faith under procedures established by the Board which determination shall be final and binding on all Participants.

      2.18. "INCENTIVE STOCK OPTION" means a stock option within the meaning of
Section 422 of the Code.

      2.19. "IPO" means an initial public offering of the securities of the Company.

      2.20. "MERGER" means any merger, reorganization, consolidation, share exchange, transfer of assets or other transactions having similar effect involving the Company.

      2.21. "NON-QUALIFIED STOCK OPTION" means a stock option which is not an Incentive Stock Option.

      2.22. "OPTIONS" means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.

      2.23. "PARTICIPANT" means a person designated to receive an Award under the Plan in accordance with Section 5.1.

      2.24. "PERFORMANCE AWARDS" means Awards granted in accordance with Article VIII.

      2.25 "PERFORMANCE GOALS" means any of the following (in absolute terms or relative to one or more other companies or indices): economic value added (EVA(R)), operating income, return on stockholders' equity, stock price appreciation, earnings before interest, taxes, depreciation and amortization, cash flow, sales growth, margin

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improvement, income before taxes (IBT), IBT margin, return on investment, return on invested assets, working capital performance, earnings per share, growth in earnings per share, expense targets and/or productivity targets or ratios.

      2.26. "PLAN" means the Brightstar Corp Amended and Restated 2004 Stock Incentive Plan as described herein, as the same may be amended from time to time.

      2.27 "PURCHASE PRICE", with respect to Options, shall have the meaning set forth in Section 6.1(b).

      2.28 "RESTRICTED SHARES" means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.

      2.29. "RESTRICTED UNITS" means units representing the right to receive Common Stock in the future subject to restrictions imposed in connection with Awards granted under Article VIII.

      2.30. "RETIREMENT" means a Participant's voluntary Termination of Employment on or after attaining age 60.

      2.31. "STOCK APPRECIATION RIGHTS" means Awards granted in accordance with
Article VI.

      2.32. "TERMINATION OF EMPLOYMENT" means the voluntary or involuntary termination of a Participant's employment with the Company for any reason, including death, Disability, Retirement or as the result of the divestiture of the Participant's employer or any similar transaction in which the Participant's employer ceases to be the Company. Whether entering military or other government service shall constitute Termination of Employment, or whether a Termination of Employment shall occur as a result of Disability, shall be determined in each case by the Committee in its sole discretion. In the case of a director or consultant who is not an employee of the Company, Termination of Employment shall mean voluntary or involuntary termination of Board service or the consulting relationship, as the case may be, for any reason.

                                  ARTICLE III.

                                 ADMINISTRATION

      3.1 THE COMMITTEE. The Plan shall be administered by a committee of the Board ("Committee") comprised of at least two persons. The Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Committee may delegate such of its powers and authority under the Plan as it deems appropriate to a subcommittee of the Committee and/or designated officers or employees of the Company. In addition, the full Board

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may exercise any of the powers and authority of the Committee under the Plan. In the event of such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer, as appropriate, to the delegate of the Committee or the Board.

                                   ARTICLE IV.

                                     SHARES

      4.1. NUMBER OF SHARES ISSUABLE. The total number of shares initially authorized to be issued under the Plan shall be 2,500,000 shares of Common Stock. The number of shares available for issuance under the Plan shall be subject to adjustment in accordance with Section 10.7. The shares to be offered under the Plan shall be authorized and unissued shares of Common Stock or issued shares of Common Stock which will have been reacquired by the Company.

      4.2. SHARES SUBJECT TO TERMINATED AWARDS. Shares of Common Stock covered by any unexercised portion of terminated Options (including canceled Options) granted under Article VI, shares of Common Stock forfeited as provided in
Section 7.2(a) and shares of Common Stock subject to any Award that are otherwise surrendered by a Participant may be subject to new Awards under the Plan. Shares of Common Stock subject to Options, or portions thereof, that have been surrendered in connection with the exercise of Stock Appreciation Rights shall not be available for subsequent Awards under the Plan, but shares of Common Stock issued in payment of such Stock Appreciation Rights shall not be charged against the number of shares of Common Stock available for the grant of Awards hereunder. In the event of the exercise of Stock Appreciation Rights not granted in tandem with Options, only the number of shares of Common Stock actually issued in payment of such Stock Appreciation Rights shall be charged against the number of shares of Common Stock available for the grant of Awards hereunder.

                                   ARTICLE V.

                                  PARTICIPATION

      5.1. ELIGIBLE PARTICIPANTS. All employees, directors and consultants of the Company are eligible to participate in the Plan but only those individuals who are designated from time to time by the Committee, in its sole discretion, shall actually be the Participants who receive Awards under the Plan. The Committee's designation of a Participant in any year shall not require the Committee to designate such person to receive Awards in any other year. The designation of a Participant to receive an Award under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the types and amounts of their respective Awards. No Participant may in any calendar year receive Awards under the Plan in respect of more than 200,000 shares of Common Stock.

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                                   ARTICLE VI.

                   STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

      6.1.  OPTION AWARDS.

            (a) GRANT OF OPTIONS. The Committee may grant, to such Participants as the Committee may select, Options entitling the Participants to purchase shares of Common Stock from the Company in such numbers, at such prices, and on such terms and subject to such conditions, not inconsistent with the terms of the Plan, as may be established by the Committee. The terms of any Option granted under the Plan shall be set forth in an Award Agreement.

            (b) PURCHASE PRICE OF OPTIONS. Subject to Section 6.1(d) with respect to certain Incentive Stock Options, the Purchase Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Committee; provided, however, that the Purchase Price shall in all cases be equal to or greater than the Fair Market Value on the Date of Grant.

            (c) DESIGNATION OF OPTIONS. Except as otherwise expressly provided in the Plan, the Committee may designate, at the time of the grant of an Option, such Option as an Incentive Stock Option or a Non-Qualified Stock Option; provided, however, that an Option may be designated as an Incentive Stock Option only if the applicable Participant is an employee of the Company on the Date of Grant.

            (d) SPECIAL INCENTIVE STOCK OPTION RULES. Except for contractual obligations existing as of the Effective Date. No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company) that would result in Incentive Stock Options to purchase shares of Common Stock with an aggregate Fair Market Value (measured on the Date of Grant) of more than One Hundred Thousand Dollars ($100,000) first becoming exercisable by such Participant in any one calendar year. Notwithstanding any other provision of the Plan to the contrary, no Incentive Stock Option shall be granted to any person who, at the time the Option is granted, owns stock (including stock owned by application of the constructive ownership rules in Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless at the time the Incentive Stock Option is granted the Purchase Price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Incentive Stock Option and the Incentive Stock Option by its terms is not exercisable for more than ten
(10) years from the Date of Grant.

            (e) RIGHTS AS A SHAREHOLDER. A Participant or a transferee of an Option pursuant to Section 10.4 shall have no rights as a shareholder with respect to the shares of Common Stock covered by an Option until that Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made with respect to any such shares of Common Stock for dividends in cash or other property or distributions of other rights on the Common Stock for which the record date is prior to the date on which that Participant or transferee shall have become the holder

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of record of any shares covered by such Option; provided, however, that
Participants are entitled to share adjustments to reflect capital changes under
Section 10.7.

      6.2.  STOCK APPRECIATION RIGHTS.

            (a) STOCK APPRECIATION RIGHT AWARDS. The Committee is authorized to grant to any Participant one or more Stock Appreciation Rights. Such Stock Appreciation Rights may be granted either independent of or in tandem with Options granted to the same Participant. Stock Appreciation Rights granted in tandem with Options may be granted simultaneously with, or, in the case of Non-Qualified Stock Options, subsequent to, the grant to such Participant of the related Options; provided, however, that: (i) any Option covering any share of Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share, (ii) any Stock Appreciation Right covering any share of Common Stock shall expire and not be exercisable upon the exercise of any Option with respect to the same share, and (iii) an Option and a Stock Appreciation Right covering the same share of Common Stock may not be exercised simultaneously. Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.2(c).

            (b) EXERCISE PRICE. The Exercise Price established for any Stock Appreciation Right granted under this Plan shall be determined by the Committee, but in the case of Stock Appreciation Rights granted in tandem with Options shall not be less than the Purchase Price of the related Options. Upon exercise of Stock Appreciation Rights, the number of shares issuable upon exercise under any related Options shall automatically be reduced by the number of shares of Common Stock represented by such Options which are surrendered as a result of the exercise of such Stock Appreciation Rights.

            (c) PAYMENT OF INCREMENTAL VALUE. Any payment that may become due from the Company by reason of a Participant's exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock. In the event that all or a portion of the payment is to be made in Common Stock, the number of shares of Common Stock to be delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the date of exercise. No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would otherwise be issuable, the combination of cash and Common Stock payable to a Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.

      6.3.  TERMS OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.

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            (a)   CONDITIONS ON EXERCISE. An Award Agreement with respect to
Options and/or Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee at the time of grant. Unless the Committee determines otherwise, no Option or Stock Appreciation Right shall be exercisable unless it is vested.

            (b) DURATION OF OPTIONS AND STOCK APPRECIATION RIGHTS. Options and Stock Appreciation Rights shall terminate after the first to occur of the following events:

                  (i) Expiration of the Option or Stock Appreciation Right as provided in the related Award Agreement; or

                  (ii) Termination of the Award as provided in Section 6.3(f), following the applicable Participant's Termination of Employment; or

                  (iii) In the case of an Incentive Stock Option, ten (10) years from the Date of Grant (five years in certain cases, as described in Section 6.1(d)) (Non-Qualified Stock Options may, if so approved by the Committee, have a stated term in excess of ten (10) years, but such Options shall in all events be subject to termination in accordance with clauses (i) and (ii) above); or

                  (iv) Solely in the case of a Stock Appreciation Right granted in tandem with an Option, upon the expiration of the related Option.

            (c) VESTING OF OPTIONS AND STOCK APPRECIATION RIGHTS. Options and Stock Appreciation Rights may be exercised only to the extent that the Participant is vested in such Options and Stock Appreciation Rights. A Participant shall vest separately in each Option or Stock Appreciation Right granted hereunder in accordance with a schedule determined by the Committee, in its sole discretion, which shall be incorporated in the Award Agreement. Unless otherwise determined by the Committee, each Award Agreement will provide that the Options and/or Stock Appreciation Rights shall vest at the rate of 33 1/3% per year over a three (3)-year period from the Date of Grant.

            (d) ACCELERATION OF EXERCISE TIME. The Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable at any time after the Date of Grant, to permit the exercise of any Option or Stock Appreciation Right prior to the time such Option or Stock Appreciation Right would otherwise become exercisable under the terms of the related Award Agreement.

            (e) EXTENSION OF EXERCISE TIME. In addition to the extensions permitted under Section 6.3(f) in the event of Termination of Employment, the Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable on or at any time after the Date of Grant, to permit the exercise of any Option or Stock Appreciation Right after its expiration date described in

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Section 6.3(f), subject, however, to the limitations described in Sections
6.3(b)(iii) and (iv).

            (f) EXERCISE OF OPTIONS OR STOCK APPRECIATION RIGHTS UPON TERMINATION OF EMPLOYMENT. Unless a Participant's Award Agreement provides otherwise, the following rules shall govern the treatment of Options and Stock Appreciation Rights upon Termination of Employment:

                  (i) TERMINATION OF OPTIONS AND STOCK APPRECIATION RIGHTS UPON TERMINATION OF EMPLOYMENT.

                        (A)   REASONS OTHER THAN DEATH, DISABILITY OR
RETIREMENT.

                              (1) VOLUNTARY TERMINATION/TERMINATION FOR CAUSE.
In the event of (a) a Participant's voluntary Termination of Employment; or (b) a Participant's Termination of Employment as a result of the Company's termination of the Participant's employment with the Company "for cause," such term to have the meaning prescribed by the Board, from time to time, and made part of the Company's employment policies and/or procedures, then the right of the Participant to exercise any Option or Stock Appreciation Right shall terminate thirty (30) days after the date of such Termination of Employment, unless the exercise period is extended by the Committee in accordance with
Section 6.3(e).

                              (2) INVOLUNTARY TERMINATION. In the event of a
Participant's involuntary Termination of Employment for any reason other than "for cause," death, Disability or Retirement, the right of the Participant to exercise any Option or Stock Appreciation Right shall terminate ninety (90) days after the date of such Termination of Employment, unless the exercise period is extended by the Committee in accordance with Section 6.3(e).

                        (B) DEATH, DISABILITY OR RETIREMENT. In the event of a Participant's Termination of Employment by reason of death, Disability or Retirement, the right of the Participant to exercise any Option or Stock Appreciation Right which he or she was entitled to exercise upon Termination of Employment (or which became exercisable pursuant to Section 6.3(f)(ii)) shall, unless the exercise period is extended by the Committee in accordance with
Section 6.3(e), terminate upon ninety (90) days after the date of such Termination of Employment.

                  (ii) TERMINATION OF UNVESTED OPTIONS OR STOCK APPRECIATION RIGHTS UPON TERMINATION OF EMPLOYMENT. To the extent the right to exercise an Option or a Stock Appreciation Right, or any portion thereof, has not accrued as of the date of Termination of Employment, such right shall expire at the date of such Termination of Employment regardless of the reason for such Termination of Employment. Notwithstanding the foregoing:

                        (A) CONTINUATION OF SERVICES. The Committee, in its sole discretion and under such terms as it deems appropriate, may permit, for a

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Participant who terminates employment by reason of Retirement and who will continue to render significant services to the Company after his or her Termination of Employment, the continued vesting of his or her Options and Stock Appreciation Rights during the period in which that individual continues to render such services.

                        (B) SPECIAL RULE FOR CERTAIN PRE-IPO TERMINATIONS. The Committee may provide in the applicable Award Agreement that, in the event of a Participant's Termination of Employment by reason of death, Disability or Retirement prior to the consummation of an IPO of the Company, the Participant (or his Beneficiary) will not forfeit, and will continue to hold subject to
Section 6.3(f)(i)(B) and the other provisions of the Plan, the portion, if any, of his Options and Stock Appreciation Rights that would have been exercisable as of the date of Termination of Employment had such an IPO occurred prior to such date; provided, however, that, in such event, the Options and Stock Appreciation Rights that continue in effect shall become vested and exercisable only upon the satisfaction of the conditions set forth in Section 6.3(a) and the applicable Award Agreement.

      6.4. EXERCISE PROCEDURES. Each Option and Stock Appreciation Right granted under the Plan shall be exercised by written notice to the Company which must be received by the officer or employee of the Company designated in the Award Agreement (unless extended pursuant to Section 6.3(e) or (f)) at or before the close of business on the expiration date of the Award. The Purchase Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that the Committee may (but shall not be required to) permit payment to be made by delivery to the Company of either (a) shares of Common Stock held by the Participant for at least six months (which may include Restricted Shares, subject to such rules as the Committee deems appropriate) or (b) any combination of cash and Common Stock or (c) such other consideration as the Committee deems appropriate and in compliance with applicable law (including payment in accordance with a cashless exercise program under which, if so instructed by a Participant, shares of Common Stock may be issued directly to the Participant's broker or dealer upon receipt of an irrevocable written notice of exercise from the Participant). In the event that any shares of Common Stock shall be transferred to the Company to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of shares of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock transferred to the Company. The Participant may not transfer to the Company in satisfaction of the Purchase Price any fractional share of Common Stock. Any part of the Purchase Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose. Unless the Committee shall otherwise determine, any shares of Common Stock transferred to the Company as payment of all or part of the Purchase Price upon the exercise of any Option shall be held as treasury shares.

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                                  ARTICLE VII.

                     RESTRICTED SHARES AND RESTRICTED UNITS

      7.1. RESTRICTED SHARE AND RESTRICTED UNIT AWARDS. The Committee may grant to any Participant a Restricted Share Award consisting of such number of shares of Common Stock on such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. The Committee may also grant Restricted Stock Units representing the right to receive shares of Common Stock in the future subject to the achievement of one or more goals relating to the completion of service by the Participant and/or the achievement of performance or other objectives. With respect to performance-based Awards of Restricted Shares or Restricted Units intended to qualify for deductibility under the "performance-based" compensation exception contained in Section 162(m) of the Code, performance targets will consist of specified levels of one or more of the Performance Goals. The terms of any Restricted Share and Restricted Unit Awards granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.

            (a) ISSUANCE OF RESTRICTED SHARES. As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company or its agent, shares of Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All shares of Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the applicable Award Agreements entered into by the appropriate Participants. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.1(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.1(d), free of any restrictions set forth in the Plan and the related Award Agreement shall be delivered to the Participant.

            (b) STOCKHOLDER RIGHTS. Beginning on the Date of Grant of a Restricted Share Award and subject to execution of the related Award Agreement as provided in Section 7.1(a), and except as otherwise provided in such Award Agreement, the Participant shall become a stockholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any shares of Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.1(a).

            (c) RESTRICTION ON TRANSFERABILITY. None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code), pledged or sold prior to the lapse of the restrictions applicable thereto.

            (d) DELIVERY OF SHARES UPON VESTING. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 7.3, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 10.5, the Company shall deliver to the Participant or, in case of the Participant's death, to the Participant's Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

      7.2.  TERMS OF RESTRICTED SHARES.

            (a) FORFEITURE OF RESTRICTED SHARES. Subject to Sections 7.2(b) and 7.3, Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or a Subsidiary until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.

            (b) WAIVER OF FORFEITURE PERIOD. Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

      7.3. RESTRICTED STOCK UNITS. Restricted Unit Awards shall be subject to the restrictions, terms and conditions contained in the Plan and the applicable Award Agreements entered into by the appropriate Participants. Until the lapse or release of all restrictions applicable to an Award of Restricted Units, no shares of Common Stock shall be issued in respect of such Awards and no Participant shall have any rights as a stockholder of the Company with respect to the shares of Common Stock covered by such Restricted Unit Award. Upon the lapse or release of all restrictions with respect to a Restricted Unit Award or at a later date if distribution has been deferred, one or more share certificates, registered in the name of the Participant, for an appropriate number of shares, free of any restrictions set forth in the Plan and the related Award Agreement shall be delivered to the Participant. A Participant's Restricted Unit Award shall not be contingent on any payment by or consideration from the Participant other than the rendering of services. Notwithstanding anything contained in this Section 7.03 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, Permanent Disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Units) as the Committee shall deem appropriate.

      7.4. CHANGE IN CONTROL. Unless otherwise provided by the Committee in the applicable Award Agreement or otherwise determined by an Incumbent Board at the time of a Change in Control, in the event of a Change in Control, all restrictions applicable to Restricted Share and Restricted Unit Awards shall terminate fully and the Participant shall immediately have the right to the delivery of share certificates. Unless otherwise determined by the Committee, the provisions of this Section 7.4 shall not be applicable to any Restricted Shares and Restricted Units granted to a Participant if any Change in Control results from such Participant's beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock.

                                  ARTICLE VIII.

                               PERFORMANCE AWARDS

      8.1   PERFORMANCE AWARDS.

            (a) AWARD PERIODS AND CALCULATIONS OF POTENTIAL INCENTIVE AMOUNTS. The Committee may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. Performance Awards may be made in conjunction with, or in addition to, Restricted Share Awards made under Article VII. The Award Period shall be two or more fiscal or calendar years as determined by the Committee. The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible employees, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.

            (b) PERFORMANCE TARGETS. The performance targets may include such goals related to the performance of the Company and/or the performance of a Participant as may be established by the Committee in its sole discretion. The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period. In the case of Performance Awards intended to qualify for deductibility under the "performance-based" compensation exception contained in Section 162(m) of the Code, the targets will consist of specified levels of one or more of the Performance Goals. The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period. Except to the extent inconsistent with the performance-based compensation exception under Section 162(m) of the Code, in the case of Performance Awards granted to Participants to whom such section is applicable, the Committee, in its discretion, but only under extraordinary circumstances as determined by the Committee, may change any prior determination of performance targets for any Award Period at any time prior to the final determination of the value of a related Performance Award when events or transactions occur to cause such performance targets to be an inappropriate measure of achievement.

            (c) EARNING PERFORMANCE AWARDS. The Committee, on or as soon as practicable after the Date of Grant, shall prescribe a formula to determine the percentage of the applicable Performance Award to be earned based upon the degree of attainment of performance targets.

            (d) PAYMENT OF EARNED PERFORMANCE AWARDS. Payments of earned Performance Awards shall be made in cash or shares of Common Stock or a combination of cash and shares of Common Stock, in the discretion of the Committee. The Committee, in its sole discretion, may provide such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.

      8.2   TERMS OF PERFORMANCE AWARDS.

            (e) TERMINATION OF EMPLOYMENT. Unless otherwise provided below, in the case of a Participant's Termination of Employment prior to the end of an Award Period, the Participant will not have earned any Performance Awards for that Award Period.

            (f) RETIREMENT. If a Participant's Termination of Employment is because of Retirement prior to the end of an Award Period, the Participant will not be paid any Performance Award, unless the Committee, in its sole and exclusive discretion, determines that an Award should be paid. In such a case, the Participant shall be entitled to receive a pro-rata portion of his or her Award as determined under subsection (d).

            (g) DEATH OR DISABILITY. If a Participant's Termination of Employment is due to death or to Disability (as determined in the sole and exclusive discretion of the Committee) prior to the end of an Award Period, the Participant or the Participant's personal representative shall be entitled to receive a pro-rata share of his or her Award as determined under subsection (d).

            (h) PRO-RATA PAYMENT. The amount of any payment to be made to a Participant whose employment is terminated by Retirement, death or Disability (under the circumstances described in subsections (b) and (c)) will be the amount determined by multiplying (i) the amount of the Performance Award that would have been earned through the end of the Award Period had such employment not been terminated by (ii) a fraction, the numerator of which is the number of whole months such Participant was employed during the Award Period, and the denominator of which is the total number of months of the Award Period. Any such payment made to a Participant whose employment is terminated prior to the end of an Award Period shall be made at the end of such Award Period, unless otherwise determined by the Committee in its sole discretion. Any partial payment previously made or credited to a Participant in accordance with Section 8.1(d) of the Plan shall be subtracted from the amount otherwise determined as payable as provided in this Section 8.2(d).

            (i)   OTHER EVENTS. Notwithstanding anything to the contrary in this
Article VIII, the Committee may, in its sole and exclusive discretion, determine to pay all or any portion of a Performance Award to a Participant who has terminated employment prior to the end of an Award Period under certain circumstances (including the death, Disability or Retirement of the Participant or a material change in circumstances arising after the Date of Grant), subject to such terms and conditions as the Committee shall deem appropriate.

                                   ARTICLE IX.

                             RESTRICTIONS ON SHARES

      9.1. All shares of Common Stock issued under this Plan shall be subject to any and all rights, options or restrictions as may be set forth in the applicable Award Agreement.

                                   ARTICLE X.

              TERMS APPLICABLE TO ALL AWARDS GRANTED UNDER THE PLAN

      10.1. PLAN PROVISIONS CONTROL AWARD TERMS. The terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan the terms of which are contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control. Except as provided in Section 10.3 and Section 10.7, the terms of any Award granted under the Plan may not be changed after the Date of Grant of such Award so as to materially decrease the value of the Award without the express written approval of the Participant.

      10.2. AWARD AGREEMENT. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or the Participant shall have received and acknowledged notice of the Award authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award.

      10.3. MODIFICATION OF AWARD AFTER GRANT. No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of that Award) after its Date of Grant except by express written agreement between the Company and such Participant, provided that any such change (a) may not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee.

      10.4. LIMITATION ON TRANSFER. Except as provided in Section 7.1(c) in the case of Restricted Shares, a Participant's rights and interests under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution and, during the lifetime of a Participant, only the Participant personally (or the Participant's personal representative) may exercise rights under the Plan. The Participant's Beneficiary may exercise the Participant's rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, the Committee may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members, and the Committee may also amend outstanding Non-Qualified Stock Options to provide for such transferability.

      10.5. TAXES. The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant's Award or with respect to any income recognized upon a disqualifying disposition (i.e. a disposition prior to the expiration of the requisite holding periods) of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment of cash or issuance of shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant in cash at such time as the Committee determines; provided, however, that with the approval of the Committee, the Participant may elect to meet his or her withholding requirement, in whole or in part, by having withheld from such Award at the appropriate time that number of shares of Common Stock, rounded up to the next whole share, the Fair Market Value of which is equal to the amount of withholding taxes due.

      10.5 SURRENDER OR SUBSTITUTION OF AWARDS. Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and the holder approve. With the consent of the Participant, the Committee may substitute a new Award under this Plan in connection with the surrender by the Participant of an equity compensation award previously granted under this Plan or any other plan sponsored by the Company; provided, however, that no such substitution shall be permitted without the approval of the Company's shareholders in the event that such substitution would be considered a "repricing" under the rules of any stock exchange on which the Common Stock is listed for trading. Notwithstanding the foregoing, if the Company elects or otherwise is required to expense the cost of Options for accounting purposes, the Committee shall have the ability to substitute, without the consent of the Participant, Stock Appreciation Rights payable only in Common Stock for outstanding Options; provided, the terms of the substituted Stock Appreciation Rights Awards are the same as the terms for the Options and the difference between the Fair Market Value of the underlying shares and the Exercise Price of the Stock Appreciation Rights is equivalent to the difference between the Fair Market Value of the underlying shares and the Exercise Price of the Options. Any such substitution shall be subject to the approval of the Company's shareholders if it would be considered a "repricing" under the rules of any stock exchange on which the Common Stock is listed for trading. If this provision creates adverse accounting consequences for the Company, it shall be considered void and of no further effect.

      10.6. ADJUSTMENTS TO REFLECT CAPITAL CHANGES.

            (a) RECAPITALIZATION. The number and kind of shares subject to outstanding Awards, the Purchase Price or Exercise Price for such shares, the number and kind of shares available for Awards subsequently granted under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the Awards granted under the Plan. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

            (b) MERGER. After any Merger in which the Company is the surviving corporation, each Participant shall, at no additional cost, be entitled upon any exercise of an Option or receipt of any other Award to receive (subject to any required action by shareholders), in lieu of the number of shares of Common Stock receivable or exercisable pursuant to such Award prior to such Merger, the number and class of shares or other securities to which such Participant would have been entitled pursuant to the terms of the Merger if, at the time of the Merger, such Participant had been the holder of record of a number of shares of Common Stock equal to the number of shares of Common Stock receivable or exercisable pursuant to such Award. Comparable rights shall accrue to each Participant in the event of successive Mergers of the character described above. Subject to Section 10.6 hereof, in the event of a Merger in which the Company is not the surviving corporation, the surviving, continuing, successor or purchasing corporation, as the case may be (the "Acquiring Corporation"), will either assume the Company's rights and obligations under outstanding Award Agreements or substitute awards in respect of the Acquiring Corporation's stock for outstanding Awards, provided, however, that if the Acquiring Corporation does not assume or substitute for such outstanding Awards, the Committee shall provide prior to the Merger that any unexercisable and/or unvested portion of the outstanding Awards shall be immediately exercisable and vested as of a date prior to such Merger, as the Committee so determines. The exercise and/or vesting of any Award that was permissible solely by reason of this Section 10.7(b) shall be conditioned upon the consummation of the Merger. Any Options which are neither assumed by the Acquiring Corporation not exercised as of the date of the Merger shall terminate effective as of the effective date of the Merger.

            (c) OPTIONS TO PURCHASE SHARES OR STOCK OF ACQUIRED COMPANIES. After any Merger in which the Company shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the merger whose shares of stock subject to the old options may no longer be issued following the merger. The manner of application of the foregoing provisions to such options and any appropriate adjustments shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

      10.7. CERTAIN CONDITIONS ON AWARDS. The Committee may cancel any unexpired Awards at any time the Participant is not in compliance with any agreement between the Company and the Participant or any other legal obligation of the Participant relating to non-competition, confidentiality or proprietary interests and failure to comply with such agreements or obligations prior to, or during the twelve (12) months after, any exercise of an Option or Stock Appreciation Right shall result in the rescission of the exercise and the difference between the Fair Market Value on the date of exercise of the subject shares of Common Stock and the Purchase Price or Exercise Price, as the case may be, shall be returned to the Company by the Participant in cash within ten (10) days after notice of the rescission has been given to the Participant by the Company. Such notice may be given at any time within two years of the date of exercise.

      10.8. IPO. As a condition of participation under this Plan, each Participant shall be obligated to cooperate with the Company and the underwriters in connection with any IPO of the Company and any transactions relating thereto and shall execute and deliver such agreements and documents, including, without limitation, a lock-up agreement, as may be requested by the Company or the underwriters. The Participants' obligations under this Section
10.9 shall apply to any shares of Common Stock issued under the Plan as well as to any and all other securities of the Company or its successors and assigns for which such Common Stock may be exchanged or into which such Common Stock may be converted.

      10.9. NO RIGHT TO EMPLOYMENT. No employee or other person shall have any claim of right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its Subsidiaries.

      10.10. AWARDS NOT INCLUDABLE FOR BENEFIT PURPOSES. Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company, except as may be provided under the terms of such plans or determined by the Committee.

      10.11. GOVERNING LAW. All determinations made and actions taken pursuant to the Plan shall be governed by the internal laws of Florida and construed in accordance therewith.

      10.12. NO STRICT CONSTRUCTION. No rule of strict construction shall be implied against the Company, the Committee or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

      10.13. CAPTIONS. The captions, i.e., all Section headings, used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

      10.14. SEVERABILITY. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan, such Award and every other Award at any time granted under the Plan shall remain in full force and effect.

      10.15. AMENDMENT AND TERMINATION.

            (a) AMENDMENT. The Board shall have complete power and authority to amend the Plan at any time. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, materially adversely affect the right of such individual under such Award.

            (b) TERMINATION. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not been terminated.

                            * * * * * * * * * * * *